QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-123544), and the Registration Statement on Form S-8 (File No. 333-125292) of Sears Holdings Corporation of our report dated March 4, 2005, relating to the consolidated financial statements and schedule of Kmart Holding Corporation and subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP Troy, Michigan March 14, 2006

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM